Exhibit 10.16

CONVERTIBLE PROMISSORY NOTE

THE OFFER AND SALE OF THIS NOTE AND THE ISSUANCE OF THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OFFERED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THE TRANSFER, SALE, ASSIGNMENT OR PLEDGE IS MADE IN STRICT COMPLIANCE WITH SUCH EXEMPTION.

$35,000,000	May 25, 2004

FOR VALUE RECEIVED, the undersigned, BETA OIL & GAS, INC., a Nevada corporation (“Maker” or the “Company”) hereby promises to pay to PETROHAWK ENERGY, LLC, a Delaware limited liability company (“Payee”), not later than 2:00 P.M. (Houston, Texas time), on the date when due, in immediately available funds in Houston, Texas, at Payee’s offices at 1100 Louisiana, Suite 4400, Houston, Texas  77002 or such other address, given to Maker by Payee, the principal sum of THIRTY FIVE MILLION AND NO/100 DOLLARS ($35,000,000), together with interest, as hereinafter described.  Whenever any payment of principal of, or interest on, this Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.  If the date for payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Securities Purchase Agreement dated as of December 12, 2003, by and between Maker and Payee (the “Agreement”).  This Note is the “Note” referred to in the Agreement.  Unless otherwise defined herein or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

Maker reserves the right to prepay without premium or penalty, after thirty (30) days prior written notice to the Noteholder, the principal amount of the Note, in whole or in part, at any time after May 25, 2006.

Maker promises to pay interest on the outstanding principal balance hereof, prior to the occurrence of an Event of Default, at a rate per annum equal to eight percent (8%) per annum (the “Fixed Rate”)  Interest shall accrue on any amounts past due and owing on the Note from the date due until paid at the rate of fifteen percent (15%) per annum (the “Default Rate”); provided further, that in no event shall the rate of interest charged hereunder exceed the Maximum Lawful Rate.  Interest shall be payable in cash on the

Note as it accrues on June 30, 2004 and continuing on each June 30,  September 30, December 31 and March 31 thereafter until maturity.

Interest shall be computed on the Note on the basis of the number of actual days elapsed, assuming that each calendar year consisted of 360 days.  The entire outstanding principal balance of this Note and all accrued but unpaid interest thereon shall be due and payable in full in a single installment on May 25, 2009.

At any time after May 25, 2006, a Noteholder may elect to convert all or any portion of the amount of principal and accrued but unpaid interest on the Note as hereinafter provided.

Each $2.00 (the “Conversion Price”) of principal and accrued but unpaid interest on the Note shall be convertible into one share of Common Stock.  The Conversion Price is subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

1.                                       In the event that the Company shall (a) declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), (b) split or subdivide the outstanding Common Stock, or (c) combine the outstanding Common Stock into a smaller number of shares, then (as a result of an event described in (a), (b) or (c)) the Conversion Price shall be adjusted to equal the product of the Conversion Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such event and the denominator of which is equal to the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after the event.

2.                                       In the event of any capital reorganization of the Company, or of any reclassification of any Common Stock for which the Note is convertible (other than a subdivision or combination of outstanding shares of such Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other entity, each amount of principal and unpaid interest outstanding of the Note equal to the Conversion Price then in effect shall, after such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale be convertible, upon the terms and conditions specified in this Note and in the Agreement, into the number of shares of stock or other securities or assets to which a holder of the number of shares of Common Stock into which amount of principal and interest payable under the Note is convertible (at the time of such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale) would have been entitled upon such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this section with respect to the rights thereafter of such Note shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable upon the conversion of the Note.  The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the Noteholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Noteholder may be entitled pursuant to this section.

3.                                       If any question shall at any time arise with respect to the Conversion Price or the number of shares issuable upon conversion of the Note, such question shall be determined by an independent firm of certified public accountants of recognized national standing selected by the Noteholder and acceptable to the Company.

4.                                       Notwithstanding anything in this section to the contrary, the Company shall not be permitted to take any action described in subparagraphs 1 through 3 above, if such action is prohibited under any other provision of this Note or the Agreement.

If a Noteholder elects to convert all or a portion of the outstanding principal and accrued but unpaid interest under the Note, then the Noteholder shall deliver the Note to the Company in exchange for a certificate or certificates for the number of whole Conversion Shares to which the Noteholder is entitled under the terms hereof.  In the event that the Noteholder has elected to convert less than all of the outstanding principal and accrued but unpaid principal under the Note, the Noteholder will also receive an amended and restated note setting forth the new amount of principal and accrued but unpaid interest.  To the extent permitted by law, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such exchange of the Notes for the Conversion Shares and, if applicable, the amended and restated note, and the Noteholder shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

Notwithstanding any other provision of this Note or the Agreement, upon the occurrence of a Change of Control (other than a Change of Control caused by or resulting to any material extent from any sales of the Common Stock Shares, Conversion Shares or Warrant Shares by the Holder or any of its Affiliates), the entire principal balance of the Note and all accrued but unpaid interest may, at the election of the Noteholder, be converted into Conversion Shares at the Conversion Price.

No fractional shares or script of Common Stock shall be issued upon conversion of all or a portion of the outstanding principal and accrued but unpaid interest under the Note.  In lieu of a fractional share of Common Stock to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Per Share Stock Price of one share of Common Stock on the date of conversion.

If one or more of the following events (collectively, “Events of Default” and individually, an “Event of Default”) shall have occurred and be continuing:

(a)                                  the Company shall fail to pay when due any principal or interest on the Note;

(b)                                 any representation, warranty, certification or statement made or deemed to have been made by the Company in the Agreement or any of the other Transaction Documents or by the Company or any other Person on behalf of the Company in any certificate, financial statement or other document delivered pursuant to the Agreement or any of the other Transaction Documents, shall prove to have been incorrect in any material respect when made, at the time of Closing and at the time that the Noteholder proposes to declare an Event of Default as a result thereof;

(c)                                  a default or event which, with the giving of notice, lapse of time or both could (unless cured or waived) become a default, shall occur under the terms of any Debt of the Company or any of its Subsidiaries having a principal balance of $250,000 or more (including, without limitation, the BOK Debt or any debt intended to replace such debt, the “Permitted Senior Debt”);

(d)                                 the Company or any of its Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its Debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(e)                                  an involuntary case or other proceeding shall be commenced against the Company or any of its Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its Debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Company under the federal bankruptcy Laws as now or hereafter in effect;

(f)                                    one (1) or more judgments or orders for the payment of money aggregating in excess of $250,000 shall be rendered against the Company or any of its Subsidiaries and such judgment or order (i) shall continue unsatisfied and unstayed for a period of thirty (30) days, or (ii) is not fully paid and satisfied at least ten (10) days prior to the date on which any of its assets may be lawfully sold to satisfy such judgment or order; or

(g)                                 any Change of Control other than a Change of Control caused by any sales of the Common Stock Shares, Conversion Shares or Warrant Shares by the Noteholder or any of its Affiliates;

(h)                                 the Company without the written consent of the Noteholder shall issue any debt or note (except the Permitted Senior Debt or trade payables) which is not by its terms subordinate to this Note.

then, so long as any such event is continuing, any Noteholder shall without notice or demand of any kind (including, without limitation, notice of intention to accelerate and acceleration) (unless any such notice is expressly provided for in this Note or the Agreement or in the other Transaction Documents), all of which are hereby waived, take any and all actions as may be permitted by the Transaction Documents including, declaring the obligations in respect of the Note owned by such Noteholder (including all accrued but unpaid interest thereon) to be, and such obligations shall thereupon become, immediately due and payable.

Upon the occurrence and during the continuance of an Event of Default, and upon the conditions stated in this Note, the holder hereof may, at its option, declare the entire unpaid principal of and accrued but unpaid interest on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, and upon the conditions stated in this Note, such acceleration shall be automatic), without notice, demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker.  After the occurrence of an Event of Default, interest shall accrue on the outstanding principal balance of this Note and, to the extent permitted by applicable Law, on accrued but unpaid interest, at the Default Rate.

After the occurrence of an Event of Default, all amounts collected or received by any Noteholder in respect of the Obligations shall be applied first, to the payment of all proper costs incurred by the Noteholder in connection with the collection thereof (including reasonable fees, expenses and disbursements of counsel for the Noteholder), second, to the payment of all accrued but unpaid interest on the Note, third, to unpaid principal on the Note, and fourth, to the Company or any other Person entitled to such proceeds under applicable Law.

The Company shall maintain at the offices of the Company, the Note Register for registration of the Note and transfers thereof.  On the Closing Date, the Company shall register this Note issued to Payee.  The Company may deem and treat the registered Noteholder as the absolute owner of the Note registered to such Holder and (notwithstanding any notation of ownership or other writing on the Note made by any Person) for the purpose of any exercise thereof or any distribution to the Noteholder, and for all other purposes.

Upon satisfaction of each condition set forth in Article V of the Agreement, the Company shall register the transfer of any outstanding Note in the Note Register upon surrender of such Note to the Company at the offices of the Company, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered Noteholder or by the duly appointed legal representative thereof.  Upon any such registration of transfer, a new Note evidencing such transferred Note shall be issued to the transferee and the surrendered Note shall be canceled.  If less than the entire principal amount of a Note surrendered for transfer is to be transferred, a new Note shall be issued to the Noteholder surrendering such Note evidencing such remaining principal balance.

The Note(s) may be exchanged at the option of the Noteholders thereof, when surrendered to the Company at the offices of the Company, for another Note or other Notes of like tenor and representing in the aggregate a like number of Notes.  Notes surrendered for exchange shall be canceled.

If any Note shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note lost, stolen or destroyed, a new Note of like tenor and representing the same outstanding principal, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Note and, if requested, indemnity satisfactory to it.  No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, Tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Note.

If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay the court costs, reasonable attorneys’ fees, and other costs of collection of the holder hereof.

Maker, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of acceleration and the intention to accelerate, and agree that their liability on this

Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BETA OIL & GAS, INC.

By:	/s/ David A.Wilkins
Name: David A.Wilkins
Title: President and Chief Executive Officer